UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005, April 18, 2005

PYR Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-15511	95-4580642
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1675 Broadway, Suite 2450, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (303) 825-3748

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 14, 2005, PYR Energy Corporation (the "Company") announced the Company's financial results for the three months ended February 28, 2005. A copy of the Company's press release is attached hereto as Exhibit 99.1

Item 7.01.      Regulation FD Disclosure.

On April 18, 2005, the Company announced that it is participating in the 2005 Independent Petroleum Association of America’s Oil & Gas Investment Symposium to be held at the Sheraton New York Hotel and Towers in New York City, April 19-20, 2005. The Company's presentation will be webcast live and will also be available for replay. A copy of the Company’s press release is attached hereto as Exhibit 99.2.

Item 9.01.      Financial Statements and Exhibits

(c)     Exhibits.

Exhibit No.          Description

99.1                      Press Release issued April 14, 2005.

99.2                      Press Release issued April 18, 2005.

The information in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     April 18, 2005

PYR ENERGY CORPORATION

By: /s/ D. Scott Singdalsen D. Scott Singdahlsen Chief Financial Officer and President